Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2014 with respect to the consolidated financial statements of Matador Resources Company included in the Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Dallas, Texas

September 4, 2015